EXHIBIT 99


  THE
 SPORTS
AUTHORITY


                                                                 October 6, 1998
                                                           FOR IMMEDIATE RELEASE

CONTACT:   THE SPORTS AUTHORITY, INC.       Alexander L. Stanton
           Anthony F. Crudele               Vice President of Strategic Planning
           Chief Financial Officer          & Treasurer
           (954) 730-4260                   (954) 677-6003

       THE SPORTS AUTHORITY ANNOUNCES RESIGNATIONS OF TWO SENIOR OFFICERS
================================================================================
Fort Lauderdale, Florida, October 6, 1998-- The Sports Authority, Inc. (NYSE:TSA), the world's largest full-line sporting goods retailer, today announced that the Company's Chief Merchandising Officer, Robert J. Timinski, and the Senior Vice President of Stores, Arnold Sedel, have tendered their resignations in order to pursue other business opportunities.

Robert J. Timinski has been with the Company since 1993, overseeing all merchandinsing operations, and was promoted to Chief Merchandising Officer in January of this year. Arnold Sedel has been overseeing store operations for the Company for 10 years, and was promoted to Senior Vice President, Stores in 1991.

Chief Executive Officer, Marty Hanaka, commented, "Arnie and Bob have served the Company loyally over the past years, and we wish them all the best in their future endeavors. As The Sports Authority moves ahead, we are building a management team with a strong record of growth in retailing in order to position the Company as one of the leading growth retailers and strengthen our leadership within the sporting goods industry. I look forward to building the team to do this, and providing growth in long-term value to our shareholder."

The Sports Authority operates 214 full line sporting goods superstores; 198 stores in 32 states across the United States, six in Canada, and ten in Japan under is joint venture agreement with JUSCO Co., Ltd.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors which involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are disclosed in the Company's Form 10-K for 1997 and the 1998 2nd Quarter 10-Q.

--------------------------------------------------------------------------------
    3383 North State Road 7 - Fort Lauderdale, Florida 33319 - 954-735-1701